UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5,2005 (April 30, 2005)

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Falcon Products, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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Delaware
(State or Other Jurisdiction of Incorporation)

1-11577	43-0730877
(Commission File Number)	(I.R.S. Employer Identification Number)

9387 Dielman Industrial Drive, St. Louis, Missouri 63132
(Address of Principal Executive Offices) (Zip Code)

(314) 991-9200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[      ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[      ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[      ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

[      ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b)

Effective as of April 30, 2005, Michael F. Shanahan, Sr. resigned as a director of Falcon Products, Inc. The resignation is for personal reasons, as he is concurrently retiring from his primary occupation as Chairman of Engineered Support Systems, Inc.

Item 8.01  Other Events.

On April 27, 2005, upon a review of all aspects of the Company's operations by the Company''s chief restructuring officer, the Company implented a plan to lower its operating costs and improve the efficiency of its operations. The Company plans to maintain its global headquarters in St. Louis, which will include corporate planning and strategy development. A number of the Company's facilities in the United States will be eliminated or significantly downsized and support services, accounting and customer service functions will be relocated to the Company's Morristown, Tennessee facility, where a majority of the Company's products are manufactured and assembled. Employees whose jobs are being transferred to Tennessee will be offered positions at the Morristown facility. The Company is unable to estimate the costs of the plan and its estimated completion date at this time.

In addition, on May 2, 2005, Falcon Products, Inc. issued a press release, included as Exhibit 99.1, which press release is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description of Exhibits

99.1	Press Release dated May 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Falcon Products, Inc.

Date: May 5, 2005	By	/s/ Franklin A. Jacobs
Franklin A. Jacobs
Chairman and Chief Executive Officer